                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                        AMENDMENT NO. 2 TO CURRENT REPORT


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                                 October 5, 2001

                             Brooks Automation, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

        000-25434                                      04-3040660
(Commission File Number)                    (I.R.S. Employer Identification No.)

 15 Elizabeth Drive, Chelmsford, MA                                     01824

                                 (978) 262-2400
              (Registrant's Telephone Number, Including Area Code)

           The Registrant hereby amends Item 7 of its Current Report on Form 8-K dated October 5, 2001 to read in its entirety as follows:

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)        FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                      Included with this report on Form 8-K are audited financial statements for the six months ended June 30, 2001 and the year ended December 31, 2000 as follows:

                      Report of Independent Accountants

                      Balance Sheets as of June 30, 2001 and December 31, 2000

                      Statements of Operations for the six months ended June 30, 2001 and the year ended December 31, 2000

                      Statements of Shareholder's Equity for the six months ended June 30, 2001 and the year ended December 31, 2000

                      Statements of Cash Flows for the six months ended June 30, 2001 and the year ended December 31, 2000

                      Notes to the Audited Financial Statements

           (b)        UNAUDITED PRO FORMA FINANCIAL INFORMATION


                      Pro Forma Combined Condensed Balance Sheet as of September 30, 2001



                      Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 2000

                      Notes to Pro Forma Combined Condensed Financial Statements

           (c)        EXHIBITS

                          Item No.          Description
                          --------          -----------

                          *2.1 Asset Purchase Agreement dated October 5, 2001 by and among Brooks Automation, Inc., General Precision, Inc., GPI-Mostek, Inc., Nasr Family Trust Dated September 7, 1999, Moustafa O. Nasr and Samia M. Nasr

                          *10.1 Lease Agreement Between The Nasr Family Trust dated 9/7/1999 and Brooks Automation, Inc., as tenant, for 25000 Avenue Stanford, Valencia, California

                          23.1              Consent of PricewaterhouseCoopers
                                            LLP


-------------------------------------------
*  Previously filed

           GENERAL PRECISION, INC.
           REPORT ON FINANCIAL STATEMENTS
           FOR THE PERIOD FROM
           JANUARY 1, 2001 THROUGH JUNE 30, 2001
           AND THE YEAR ENDED DECEMBER 31, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of General Precision, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of General Precision, Inc. (the "Company") at June 30, 2001 and December 31, 2000 and the results of its operations and its cash flows for the period from January 1, 2001 through June 30, 2001 and for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Los Angeles, California
September 17, 2001

GENERAL PRECISION, INC.
BALANCE SHEETS

                                                                    June 30,      December 31,
                                                                     2001            2000
                                                                 -----------     -----------
ASSETS

Current assets:
   Cash and cash equivalents                                     $ 6,117,615      $ 6,569,629
   Accounts receivable, net of allowance
       of $147,439 and
       $260,899, respectively                                      2,619,920        3,275,043
   Inventories                                                     3,798,515        2,762,163
   Prepaids and other current assets                                  95,422           34,320
                                                                 -----------      -----------

                Total current assets                              12,631,472       12,641,155

Property and equipment, net                                        1,729,464        1,622,014
Other assets                                                           7,800            7,800
                                                                 -----------      -----------

                Total assets                                      14,368,736       14,270,969
                                                                 ===========      ===========

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities:
   Accounts payable and accrued expenses                           1,227,739          782,835
   Deferred revenue                                                  935,475          237,471
   Capital lease obligations, current portion                        143,988          148,303
                                                                 -----------      -----------

                Total current liabilities                          2,307,202        1,168,609

Capital lease obligations, net of current portion                     45,759          105,647
                                                                 -----------      -----------

                Total liabilities                                  2,352,961        1,274,256
                                                                 -----------      -----------

Commitments and contingencies (Note 7)

Shareholder's equity:
   Common stock; no par value; 1,000,000
      shares authorized;
      100,000 shares issued and outstanding
      at June 30, 2001 and December 31, 2000                         100,000          100,000
   Retained earnings                                              11,915,775       12,896,713
                                                                 -----------      -----------

                Total shareholder's equity                        12,015,775       12,996,713
                                                                 -----------      -----------

                Total liabilities and shareholder's equity       $14,368,736      $14,270,969
                                                                 ===========      ===========

   The accompanying notes are an integral part of these financial statements.

GENERAL PRECISION, INC.
STATEMENTS OF OPERATIONS

                                                        January 1, 2001      Year Ended
                                                           through           December 31,
                                                        June 30, 2001          2000
                                                        ---------------    ---------------
Net revenues                                             $ 7,712,775       $ 20,083,974
Cost of revenues                                           4,347,677         11,601,519
                                                         -----------       ------------

                     Gross profit                          3,365,098          8,482,455

Operating expenses:
    Sales and marketing                                      236,818            534,073
    General and administrative                             2,013,156          2,829,764
                                                         -----------       ------------

                  Income from operations                   1,115,124          5,118,618

Interest income                                               91,363            181,475
Interest expense                                              (9,799)           (30,523)
                                                         -----------       ------------

                  Income before provision for taxes        1,196,688          5,269,570

Provision for taxes                                           19,984             79,676
                                                         -----------       ------------

                  Net income                             $ 1,176,704       $  5,189,894
                                                         ===========       ============

   The accompanying notes are an integral part of these financials statements

GENERAL PRECISION, INC.
STATEMENTS OF SHAREHOLDER'S EQUITY

                                      Common Stock                                  Total
                                  --------------------           Retained         Shareholder's
                                  Shares        Amount           Earnings            Equity
                                  ------        ------           --------        --------------
Balance at December 31, 1999      100,000      $100,000      $  8,664,697       $  8,764,697

           Distributions               --            --          (957,878)          (957,878)
           Net income                  --            --         5,189,894          5,189,894
                                  -------      --------      ------------       ------------

Balance at December 31, 2000      100,000       100,000        12,896,713         12,996,713

           Distributions               --            --        (2,157,642)        (2,157,642)
           Net income                  --            --         1,176,704          1,176,704
                                  -------      --------      ------------       ------------

Balance at June 30, 2001          100,000      $100,000      $ 11,915,775       $ 12,015,775
                                  =======      ========      ============       ============

   The accompanying notes are an integral part of these financials statements

GENERAL PRECISION, INC.
STATEMENTS OF CASH FLOWS

                                                                   January 1, 2001
                                                                        through         Year Ended
                                                                     June 30, 2001   December 31, 2000
                                                                   ---------------  -------------------

Cash flows from operating activities:

   Net income                                                         $ 1,176,704       $ 5,189,894
   Adjustments to reconcile net income to net cash provided
   by operating activities:
      Depreciation and amortization                                       167,816           272,563
      Bad debt expense                                                         --           147,439
      Changes in operating assets and liabilities:
        Accounts receivable                                               655,123        (1,969,317)
        Inventories                                                    (1,036,352)         (802,960)
        Prepaids and other assets                                         (61,102)          (16,682)
        Accounts payable and accrued expenses                             444,904           235,184
        Deferred revenue                                                  698,004           237,471
                                                                      -----------       -----------

                Net cash provided by operating activities               2,045,097         3,293,592
                                                                      -----------       -----------

Cash flows from investing activities:

   Purchase of property and equipment                                    (275,266)         (231,579)
                                                                      -----------       -----------

                Net cash used in investing activities                    (275,266)         (231,579)
                                                                      -----------       -----------

Cash flows from financing activities:

   Distributions                                                       (2,157,642)         (957,878)
   Payments under capital lease obligations                               (64,203)         (149,425)
                                                                      -----------       -----------

                Net cash used in financing activities                  (2,221,845)       (1,107,303)
                                                                      -----------       -----------

                Increase (decrease) in cash and cash equivalents         (452,014)        1,954,710

Cash and cash equivalents, beginning of year                            6,569,629         4,614,919
                                                                      -----------       -----------

Cash and cash equivalents, end of year                                $ 6,117,615       $ 6,569,629
                                                                      ===========       ===========

Supplemental disclosure of cash flow information:
Cash paid during the year for:

      Income taxes                                                    $    85,200       $       800
      Interest                                                              8,828            36,033

Non-cash investing and financing activities:

      Capital lease obligations                                       $        --       $   163,166

   The accompanying notes are an integral part of these financials statements

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS


1.         THE COMPANY

           General Precision, Inc. (the "Company") designs, develops and manufactures state-of-the-art products which provide contamination control, process isolation, wafer handling and precise temperature/humidity control solutions to support a wide variety of critical processes and manufacturing applications for the semiconductor, disc-drive, pharmaceutical and aerospace industries. The Company was incorporated in California in 1988. All issued and outstanding stock of the Company is held by a family trust of which the benefactors are the president and the chief financial officer of the Company.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Use of Estimates

           In the normal course of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Cash and Cash Equivalents

           Cash equivalents consist primarily of certificates of deposit and other short term, highly liquid investments with original maturities of three months or less and are stated at cost, which approximates fair value. Certificates of deposit at June 30, 2001 and December 31, 2000 were $4,017,878 and $1,955,233, respectively.

           Inventories

           Inventories are stated at the lower of cost (first in, first out) or market.

           Long-Lived Assets

           The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. To date, no such impairments have been recorded.

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Property and Equipment

           Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon the estimated useful lives of the assets or lease terms, if shorter. Management evaluates useful lives regularly in order to determine recoverability in light of current market and technological conditions. Depreciation and amortization periods by asset category are as follows:

                     Machinery and equipment                                               5 years
                     Office furniture and equipment                                        7 years
                     Computer equipment and software                                       3 years
                     Leasehold improvements                                               15 years
                     Autos and trucks                                                      5 years
                     Assets held under capital lease                                  Shorter of lease term or useful life


           Maintenance and repairs are charged to expense as incurred. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statements of Operations.

           Revenue Recognition

           Revenues from sales of products are recognized upon the transfer of title, generally at the time of shipment, to the customer's final site and satisfaction of related Company obligations, if any, provided that persuasive evidence of an arrangement exists, the fee is fixed and determinable and collectibility is deemed probable. Revenues associated with installation services, if provided, are deferred based on the fair value of such services and are recognized upon completion. Installation services are accounted for as a separate element based on the customer's obligation to pay the contract price upon shipment of the related equipment and the fact that such services are not essential to the functionality of the related equipment, are available from other vendors and can be purchased unaccompanied by other elements.

           Cost of Revenues

           Cost of revenues consists primarily of labor, raw materials, overhead and shipping and handling costs.

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Advertising Expenses

           Advertising costs are expensed as incurred. For the six-month period ended June 30, 2001 and the year ended December 31, 2000, advertising expenses were $102,902 and $119,820, respectively.

           Income Taxes

           The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

           The Company has elected to be taxed under the provisions of the Subchapter S for federal and state income tax purposes. In accordance with the federal provisions, corporate earnings flow through and are taxed solely at the shareholder level. Under the provisions of the California franchise tax laws, S Corporation earnings are assessed a 1.5% surtax at the corporate level and flow through to the shareholder to be taxed at the individual level.

           The provision for taxes in the accompanying Statements of Operations is for California S corporation franchise taxes. There are no material deferred tax assets or liabilities.

           Recent Accounting Pronouncements

           In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." The statement requires the recognition of all derivatives as either assets or liabilities in the balance sheet and the measurement of those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the planned use of the derivative and the resulting designation. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, the impact of the adoption of SFAS No. 133 did not have a material impact on financial position, results of operations or cash flows.

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

           Recent Accounting Pronouncements (Continued)

           In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations". SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not believe that the adoption of SFAS 141 will have a significant impact on its financial statements.

           In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets", which is effective January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires companies to complete a transitional goodwill impairment test six months from the date of adoption. The Company does not believe the adoption of SFAS 142 will have a significant impact on its financial statements.

3.         CONCENTRATIONS AND RISKS

           Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions and, at times, such balances with any one financial institution may exceed FDIC insurance limits. The Company extends differing levels of credit to customers, does not require collateral deposits, and maintains reserves for potential credit losses based upon the expected collectibility of accounts receivable. The financial loss, should a customer be unable to meet its obligation to the Company, would be equal to the recorded accounts receivable. At both June 30, 2001 and December 31, 2000, four customers collectively represented 69% and 59% of total trade accounts receivable, respectively.

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

3.         CONCENTRATIONS AND RISKS (CONTINUED)

           For the six-month period ended June 30, 2001 and year ended December 31, 2000 the following customers represented greater than ten percent of total revenues:

                        June 30, 2001                   December 31, 2000
                -----------------------------      ----------------------------

                              Percentage of                     Percentage of
                 Amount        Revenues              Amount       Revenues
                ----------    -----------          -----------  -----------
Customer A      $2,591,822           34%         $ 5,503,775       27%
Customer B       2,184,292           28%           4,729,568       24%
Customer C              --           --            3,598,504       18%
Customer D              --           --            3,211,183       16%
                ----------    -----------        -----------    -----------

                $4,776,114           62%         $17,043,030       85%
                ==========    ===========        ===========    ===========

           The Company sells to customers primarily located in the United States of America.

           The Company currently purchases a number of key components of its product from a limited number of suppliers. Although there are a limited number of manufacturers of these components, management believes that other suppliers could provide such services on comparable terms.

           The Company is subject to a number of risks similar to other companies in the industry, including fluctuations in operating results affected by the changes in the economy, dependence on certain customers, and dependence on key individuals.

4.         INVENTORIES

           Inventories consist of the following:

                       June 30,       December 31,
                        2001            2000
                        ----            ----

Raw materials        $1,396,080      $1,166,292
Work in process       1,099,148       1,595,871
Finished goods        1,303,287              --
                     ----------      ----------
                     $3,798,515      $2,762,163
                     ==========      ==========

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

5.         PROPERTY AND EQUIPMENT

           Property and equipment consist of the following:

                                            June 30,        December 31,
                                             2001              2000
                                          -----------       -----------
Machinery and equipment                   $   884,533       $   687,739
Office furniture and equipment                196,028           193,598
Computer equipment and software               212,997           198,689
Leasehold improvements                      1,168,457         1,168,457
Autos and trucks                              136,755           163,256
                                          -----------       -----------
                                            2,598,770         2,411,739
Less, accumulated depreciation and
  amortization, including amounts
  related to equipment under capital
  leases of $191,211 and $135,600
  at June 30, 2001 and December 31,
  2000, respectively.                        (869,306)         (789,725)
                                          -----------       -----------

                     Total                $ 1,729,464       $ 1,622,014
                                          ===========       ===========

           Property and equipment under capital leases as of June 30, 2001 and December 31, 2000 comprised of $387,536 of machinery and equipment, $86,773 of computer equipment and $23,940 of office furniture and equipment.

6.         ACCOUNTS PAYABLE AND ACCRUED EXPENSES

           Accounts payable and accrued expenses consist of the following:

                                              June 30,     December 31,
                                               2001           2000
                                            ----------     ------------
Accounts payable                            $  734,939      $141,865
Professional fees                              250,000       150,000
Accrued payroll and vacation                   132,139       132,690
Property taxes payable                          37,650        67,046
California S-corporation taxes payable          25,103        90,319
401 (k) contribution payable                        --       150,086
Other                                           47,908        50,829
                                            ----------      --------
                                            $1,227,739      $782,835
                                            ==========      ========

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

7.         COMMITMENTS AND CONTINGENCIES

           Leases

           The Company leases its facilities and certain office equipment under noncancelable operating and capital leases with various expiration dates through January 2020. Future minimum lease payments under all noncancelable capital and operating leases are as follows:


                                              Capital        Operating
                                              Leases          Leases
                                              ------          ------
Six-months ended December 31, 2001           $ 93,817      $  246,750
Year ended December 31, 2002                   88,195         496,610
Year ended December 31, 2003                   24,257         414,872
Year ended December 31, 2004                       --         398,400
Year ended December 31, 2005                       --         398,400
Thereafter                                         --       5,577,600
                                           ----------      ----------

Minimum lease payments                        206,269      $7,532,632
                                                           ==========

Less:  Amount representing interest            16,522
                                           ----------

Present value of minimum lease payments       189,747

Less:  Current portion                        143,988
                                           ----------

Long-term portion                            $ 45,759
                                           ==========

           Rent expense pertaining to operating leases for the six months ended June 30, 2001 and year December 31, 2000 was $394,787 and $537,123, respectively.

8.         401 (k) SAVINGS PLAN

           The Company has a retirement savings plan (the "Plan") for all employees pursuant to Section 401(k) of the Internal Revenue Code. All employees over the age of 21 years are eligible to participate in the Plan after completing one year of service. Employees may contribute any whole percentage of their salary, up to a maximum annual statutory limit. The Company's contributions to the Plan are discretionary. For the six month period ended June 30, 2001 and year ended December 31, 2000, the Company contributed $0 and $150,086, respectively.

9.         RELATED PARTY TRANSACTIONS

           The president and the chief financial officer are the benefactors of the Trust, which owns 100% of the outstanding shares of the Company.

GENERAL PRECISION, INC.
NOTES TO FINANCIAL STATEMENTS

           Leases

           The Company leases one facility from the president and the chief financial officer of the Company, under an operating lease agreement, which expires in January 2020. Monthly lease payments under this lease are $33,200. The president and chief financial officer financed a portion of the purchase of this facility through a loan agreement with a bank. The Company acts as guarantor on the loan between the president and the chief financial officer and the bank. As of June 30, 2001, the amount outstanding under the loan between the bank and the president and the chief financial officer was $2,708,539.

           At various times the Company has also leased additional space in separate facilities from the president and the chief financial officer. Payments made under lease obligations to the related party for the six-month period ended June 30, 2001 and the year ended December 31, 2000 were $348,400 and $538,800, respectively.

           Related Party Receivable

           As of June 30, 2001 and December 31, 2000, the Company has a related party receivable of $13,418 and $6,709, respectively, for payments made by the Company under a lease agreement entered into on the behalf of a related party company, where the shareholder of the Company is also the owner of the related party. Related party receivable is included in prepaids and other current assets in the accompanying balance sheet.

           Distributions

           In the six month period ended June 30, 2001 and the year ended December 31, 2000, the Company made distributions to the shareholder of $2,157,642 and $957,878, respectively. In addition, the Company paid in aggregate $1,222,000 and $1,252,000 to the president and the chief financial officer of the Company for salaries for the six month period ended June 30, 2001 and the year ended December 31, 2000, respectively.


10.        SUBSEQUENT EVENTS

           In July 2001, the Company and an unrelated third party signed a letter of intent for the sale of the Company's business subject to the final agreement of terms and conditions.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS



           The following Pro Forma Combined Condensed Balance Sheet as of September 30, 2001 and the Pro Forma Combined Condensed Statement of Operations for the year ended September 30, 2001, have been prepared to reflect the effect of the acquisition by Brooks Automation, Inc. ("Brooks" or the "Company") of certain of the assets and the assumption of certain of the liabilities of the business of General Precision, Inc. ("GPI"). GPI, headquartered in Valencia, California, designs, develops and manufactures products which provide contamination control, process isolation and precise temperature/humidity control solutions to support a wide variety of critical processes and manufacturing applications for the semiconductor, disc-drive, pharmaceutical and aerospace industries.



           The pro forma information assumes that the acquisition of certain of the assets and the assumption of certain of the liabilities of GPI occurred on September 30, 2001 for purposes of the balance sheet and on October 1, 2000, for purposes of the statement of operations. The pro forma information is based on the financial statements of the Company and of GPI, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial information. The pro forma information for the year ended September 30, 2001 includes the historical results of the Company and of GPI for the year then ended.

           The pro forma information does not purport to be indicative of the financial position or results of operations that would have been attained had the combinations been in effect on the dates indicated nor of future results of operations of the Company. The pro forma combined condensed financial statements should be read in conjunction with the separate audited financial statements and notes thereto as of September 30, 2001 of Brooks Automation, Inc. included in its Annual Report on Form 10-K filed with the United States Securities and Exchange Commission on December 13, 2001, the audited financial statements and notes thereto of GPI as of and for the six months ended June 30, 2001 and the year ended December 31, 2000 included as part of this Current Report on Form 8-K/A, and the unaudited financial statements and notes thereto of GPI as of and for the nine months ended September 30, 2001 included in Brooks' Current Report on Form 8-K filed with the United States Securities and Exchange Commission on February 7, 2002.

                             BROOKS AUTOMATION, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                     $000'S


                                                                                HISTORICAL
                                                                  HISTORICAL     GENERAL      PRO FORMA       PRO FORMA
                                                                  BROOKS (A)    PRECISION   ADJUSTMENTS(1)    COMBINED
                                                                  ----------    ---------   --------------    --------
ASSETS
CURRENT ASSETS
  Cash and equivalents                                           $ 160,239       $    --      $   (851)      $ 159,388
  Marketable securities                                             43,593            --            --          43,593
  Accounts receivable, net                                          93,565         1,006            --          94,571
  Inventories                                                       49,295         3,886            --          53,181
  Prepaid expenses and other current assets                         36,444            46            --          36,490
                                                                 ---------       -------      --------       ---------
    Total current assets                                           383,136         4,938          (851)        387,223

Fixed assets, net                                                   66,459         1,623            --          68,082
Other intangible assets, net                                       100,916            --        21,292         122,208
Long-term marketable securities                                    125,887            --            --         125,887
Deferred income taxes                                               27,433             8            --          27,441
                                                                 ---------       -------      --------       ---------
      Total assets                                               $ 703,831       $ 6,569      $ 20,441       $ 730,841
                                                                 =========       =======      ========       =========

LIABILITIES, MINORITY INTERESTS AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable                                                  $  17,122       $    --      $     --       $  17,122
  Current portion of long-term debt                                    392           102            --             494
  Accounts payable                                                  18,595           348            --          18,943
  Accrued expenses and other current liabilities                    58,991           325            --          59,316
                                                                 ---------       -------      --------       ---------
    Total current liabilities                                       95,100           775            --          95,875
                                                                 ---------       -------      --------       ---------

  Convertible subordinated notes                                   175,000            --            --         175,000
  Debt                                                                  31            13            --              44
  Other long-term liabilities                                        8,769            --            --           8,769
                                                                 ---------       -------      --------       ---------
      Total liabilities                                            278,900           788            --         279,688
                                                                 ---------       -------      --------       ---------

Minority interests                                                     762            --            --             762
                                                                 ---------       -------      --------       ---------

Stockholders' equity
  Common stock                                                         189           100           (91)            198
  Additional paid-in capital                                       471,991            --        26,213         498,204
  Accumulated other comprehensive income (loss)                     (2,586)           --            --          (2,586)
  Deferred compensation                                                 (5)           --            --              (5)
  Retained earnings (accumulated deficit)                          (45,420)        5,681        (5,681)        (45,420)
                                                                 ---------       -------      --------       ---------
    Total stockholders' equity                                     424,169         5,781        20,441         450,391
                                                                 ---------       -------      --------       ---------

      Total liabilities, minority interests and
        stockholders' equity                                     $ 703,831       $ 6,569      $ 20,441       $ 730,841
                                                                 =========       =======      ========       =========



See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

(A) As reported in the Company's annual report on Form 10-K for fiscal 2001 as filed with the SEC.

                             BROOKS AUTOMATION, INC.
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED SEPTEMBER 30, 2001
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                   HISTORICAL      HISTORICAL     PRO FORMA            PRO FORMA
                                                   BROOKS (A)         GPI         ADJUSTMENTS          COMBINED
                                                   ----------      ----------     -----------          ---------

Revenues                                           $ 381,716       $ 15,487       $    --             $ 397,203
Cost of revenues                                     229,332          8,748            --               238,080
                                                   ---------       --------       -------             ---------
  Gross profit                                       152,384          6,739            --               159,123

Operating Expenses

  Research and development                            60,868             --            --                60,868
  Selling, general and administrative                 95,919          5,157            --               101,076
  Amortization of acquired intangible assets          30,187             --         3,619(2)             33,806
  Acquisition-related, restructuring and
    other costs                                        9,314             --            --                 9,314
                                                   ---------       --------       -------             ---------
    Total operating expenses                         196,288          5,157         3,619               205,064

Income (loss) from operations                        (43,904)         1,582        (3,619)              (45,941)

  Interest (income) expense, net                      (8,471)          (153)           --                (8,624)
  Other (income) expense, net                          1,090             --            --                 1,090
                                                   ---------       --------       -------             ---------
Income (loss)  before income taxes
  and minority interests                             (36,523)         1,735        (3,619)              (38,407)

Income tax provision (benefit)                        (6,439)            42           704 (3)            (7,249)
                                                                                   (1,556)(4)
Income (loss) before minority interests              (30,084)         1,693        (2,767)              (31,158)
Minority interests in loss of consolidated
  subsidiary                                            (424)            --            --                  (424)
                                                   ---------       --------       -------             ---------
Income (loss) from continuing operations           $ (29,660)      $  1,693       $(2,767)            $  30,734
                                                   =========       ========       =======             =========
Loss per share from continuing operations
    Basic                                          $   (1.65)                                          $  (1.63)
    Diluted                                        $   (1.65)                                          $  (1.63)

Shares used to compute loss per share from
continuing operations:
    Basic                                             18,015                          850                18,865
    Diluted                                           18,015                          850                18,865



See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

-------------
(A) As reported in Brooks' annual report on Form 10-K as filed with the SEC.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS



                      To record the purchase accounting of the assets acquired and the liabilities assumed. In consideration for the acquisition of GPI, the Company issued 850,000 shares of its common stock (based upon the average closing price for two days before and the day of the consummation of the transaction), subject to adjustment pending the completion of a post-closing review of the purchased assets, and paid cash of $177,000. Additionally, the Company accrued $674,000 for transaction fees.



                      The Pro Forma Combined Condensed Balance Sheet has been prepared based on the Company's unaudited consolidated balance sheet and GPI's audited balance sheet as of September 30, 2001.


                      A summary of the transaction is as follows (in thousands):


                      Consideration:
                        Stock                                         $ 26,222
                        Cash paid                                          177
                        Transaction costs                                  674
                                                                   -----------
                             Total consideration                        27,073
                        Net tangible assets acquired                     5,781
                                                                   -----------
                        Estimated excess of purchase price
                        over net tangible assets acquired             $ 21,292
                                                                   ===========
                      Preliminary allocation of excess
                        purchase price over net tangible
                        assets acquired:
                        Identifiable intangible assets                $ 10,856
                        Goodwill                                        10,436
                                                                   -----------
                        Estimated excess of purchase price
                        over net tangible assets acquired             $ 21,292
                                                                   ===========

                      The preliminary allocation of $10,856,000 of identifiable intangible assets include $9.7 million of completed technology, $0.7 million of tradenames and trademarks, and $0.5 million of non-competition agreements.




           (2) To record amortization expense for the identifiable intangible assets. The excess of the purchase price over the fair value of the net tangible assets acquired has been recorded based on a preliminary purchase price allocation. Finalization of the allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of FAS 141. Brooks expects this process and subsequent allocation of purchase price to be complete for inclusion in its Form 10-Q for the quarter ended March 31, 2002. The Company anticipates that the weighted average useful life of the acquired identifiable intangible assets will be three years. The acquired identifiable intangible assets will be amortized using the straight-line method. A change in the allocation between the acquired intangible assets and goodwill of $1,000,000 would result in a change in pro forma annual amortization expense of approximately $333,000. An increase in the weighted average useful life of the acquired identifiable intangible assets from three to four years would result in a decrease in pro forma annual amortization expense of approximately $905,000 per year. A decrease in the weighted average useful life of the acquired identifiable intangible assets from three years to two years would result in an increase in pro forma annual amortization expense of approximately $1,809,000 per year. Goodwill has not been amortized in accordance with the provisions of FAS 142.



           (3) To adjust the income tax expense recorded by GPI in its historical statements of operations to reflect the 43.0% tax rate applicable to a subsidiary of the Company operating in California. This adjustment is $704,000 for the year ended September 30, 2001.



           (4) To record the income tax effect of the pro forma adjustment to amortization of acquired intangible assets. This adjustment was recorded at 43.0%, and results in reductions of $1,556,000 to income tax expense for the year ended September 30, 2001.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 3, 2002                          BROOKS AUTOMATION, INC.

                                              By: /s/ Ellen B. Richstone
                                                  ----------------------------
                                                  Ellen B. Richstone
                                                  Senior Vice President
                                                  of Finance and
                                                  Administration and
                                                  Chief Financial
                                                  Officer

                                 EXHIBIT INDEX

                          Item No.          Description
                          --------          -----------

                          *2.1 Asset Purchase Agreement dated October 5, 2001 by and among Brooks Automation, Inc., General Precision, Inc., GPI-Mostek, Inc., Nasr Family Trust Dated September 7, 1999, Moustafa O. Nasr and Samia M. Nasr

                          *10.1 Lease Agreement Between The Nasr Family Trust dated 9/7/1999 and Brooks Automation, Inc., as tenant, for 25000 Avenue Stanford, Valencia, California

                          23.1              Consent of PricewaterhouseCoopers
                                            LLP


-------------------------------------------
*  Previously filed